EX-99.906CERT

Certification Pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002; provided by the Chief Executive Officer and Chief Financial Officer, based on each such officer’s knowledge and belief.

The undersigned officers of Nuveen Investment Trust V (the “Trust”), certify that, to the best of each such officer’s knowledge and belief:

1.	The Form N-CSR of the Trust for the period ended June 30, 2009 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

Date: September 8, 2009

/S/ GIFFORD R. ZIMMERMAN
Chief Administrative Officer (principal executive officer)

/S/ STEPHEN D. FOY
Vice President and Controller (principal financial officer)